Exhibit 99.1

Hungarian Telephone and Cable Corp.

1201 Third Avenue	Puskas Tivadar u. 8-10
Seattle, WA 98101-3034 - U.S.A.	H-2040 Budaors, Hungary
Phone (206) 654-0204 - Fax (206) 652-2911	Phone (361) 801-1500 - Fax (361) 801-1501

FOR:	HUNGARIAN TELEPHONE AND CABLE CORP.

COMPANY
CONTACT:	Robert Bowker
Chief Financial Officer
Hungary:	(011) 361-801-1374
U.S.:	(206) 654-0204

HUNGARIAN TELEPHONE AND CABLE CORP.
ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER

SEATTLE, Wash., November 9, 2007 – Hungarian Telephone and Cable Corp. (AMEX:HTC) announced today its results for the third quarter and nine months ended September 30, 2007.

RESULTS FOR THIRD QUARTER
With the inclusion of Invitel for the full quarter, HTCC increased its revenue by 146% during the third quarter ended September 30, 2007 to $116.1 million as compared to revenue of $47.2 million for the third quarter ended September 30, 2006.  HTCC's third quarter 2007 gross margin increased by 163% to $58.7 million as compared to $22.3 million for the third quarter 2006.  Income from operations increased by 75% in the third quarter 2007 to $13.3 million compared to $7.6 million in the third quarter 2006. With a $19.2 million interest expense and a foreign exchange loss of $8.2 million, HTCC’s net loss attributable to common stockholders for the third quarter 2007 was $11.2 million, or $0.68 per common share, as compared to net income attributable to common stockholders of $4.7 million, or $0.37 per share for the third quarter 2006.

HTCC's Pro-forma Adjusted EBITDA for the third quarter 2007, which does not take into account any future synergies resulting from the Invitel acquisition, increased 21.5% to $48.0 million as compared to Pro-forma Adjusted EBITDA of $39.5 for the third quarter 2006.
Mass Market Voice - HTCC's Mass Market Voice revenue grew by 245% from $9.8 million in the third quarter 2006 to $33.8 million in the third quarter 2007, mainly due to the inclusion of Invitel, which resulted in $24.1 million additional revenue for the quarter.  HTCC continued to grow its out-of-concession Mass Market Voice revenue, which growth should be further enhanced following the closing of the acquisition of Tele2's Hungarian operations.  This out-of-concession growth partially offsets a decrease in HTCC’s in-concession Mass Market Voice revenue.
Mass Market Internet - HTCC continued its growth in its Mass Market Internet business reflecting the continued growth in broadband DSL Internet penetration both inside and outside the historical concession areas.  HTCC's Mass Market Internet revenue, including the $10.2 million contribution from Invitel’s operations, increased to $11.5 million in the third quarter 2007 as compared to $0.9 million in the third quarter 2006.  HTCC increased its broadband DSL customer base from approximately 8,000 subscribers as of the end of the third quarter 2006 to 117,000 subscribers as of the end of the third quarter 2007, mainly due to the addition of Invitel.
Business - HTCC's Business revenue grew by 120% from $19.1 million in the third quarter 2006 to $42.0 million in the third quarter 2007, mainly as a result of the $21.8 million contribution to Business revenue from Invitel. HTCC's increase in its out-of-concession Business customer base along with the integration of Invitel into HTCC, should provide revenue growth opportunities and make HTCC more competitive in the Business segment going forward with an attractive product portfolio and high quality customer service.

Wholesale - HTCC's Wholesale revenue increased 65% from $17.5 million in the third quarter 2006 to $28.9 million in the third quarter 2007, primarily due to the Invitel acquisition, which resulted in additional $5.8 million Wholesale revenue for the quarter.
Please note that when comparing the financial results for the quarter ended September 30, 2007 to the financial results for the quarter ended September 30, 2006, the reported results in U.S. dollars have been affected by the difference between the average Hungarian forint/U.S. dollar exchange rates during such periods.  The Hungarian forint appreciated by 18% when calculating the average Hungarian forint/U.S. dollar exchange rate during the quarter ended September 30, 2007 as compared to the average Hungarian forint/U.S. dollar exchange rate during the quarter ended September 30, 2006.
A reconciliation of the GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in this press release.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

RESULTS FOR NINE MONTHS
HTCC increased its revenue by 84% to $258.1 million for the nine months ended September 30, 2007 as compared to revenue of $139.9 million for the nine months ended September 30, 2006.  HTCC's gross margin increased by 96% to $133.8 million for the nine months ended September 30, 2007 as compared to $68.2 million for the nine months ended September 30, 2006. Income from operations, affected by post-Invitel acquisition integration charges relating to the restructuring of the operating companies, increased by 36% for the for the nine months ended September 30, 2007 to $29.5 million as compared to $21.7 million for the nine months ended September 30, 2006.  Primarily due to a non-cash loss on derivative financial instruments of $59.3 million, a non-cash loss from fair value changes of warrants of $15.1 million, an increase in interest expense of $26.9 million as a result of the Invitel acquisition, HTCC's net loss attributable to common stockholders for the nine months ended September 30, 2007 was $82.0 million, or $5.40 per common share, as compared to net income attributable to common stockholders of $1.3 million, or $0.10 per share for the nine months ended September 30, 2006.

HTCC’s net cash provided by operations was $52.9 million for the nine months ended September 30, 2007.  HTCC's Pro-forma Adjusted EBITDA, which does not take into account any future synergies resulting from the Invitel acquisition, increased 14.6% to $137.3 million for the nine months ended September 30, 2007 as compared to Pro-forma Adjusted EBITDA of $119.8 for the nine months ended September 30, 2006.
Pro-forma leverage (including the 2006 PIK Notes) was 4.2x as of September 30, 2007. HTCC's cash and cash equivalents as of September 30, 2007 was $25.0 million. Pro-forma net third party debt (including the 2006 PIK Notes) was $798.1 million as of September 30, 2007.
Please note that when comparing the financial results for the nine months ended September 30, 2007 to the financial results for the nine months ended September 30, 2006, the reported results in U.S. dollars have been affected by the difference between the average Hungarian forint/U.S. dollar exchange rates during such periods.  The Hungarian forint appreciated by 14% when calculating the average Hungarian forint/U.S. dollar exchange rate during the nine months ended September 30, 2007 as compared to the average Hungarian forint/U.S. dollar exchange rate during the nine months ended September 30, 2006.
 A reconciliation of the GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in the press release.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.
RESTATEMENT OF FINANCIAL STATEMENTS

As previously reported, during the preparation of its quarterly report on Form 10-Q for the second quarter 2007, HTCC determined that it made some clerical calculation errors in 2006 related to the application of SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", as amended, with respect to some embedded derivatives that are contained in certain operating contracts that HTCC's subsidiaries entered into which are settled in euros.  During the preparation of its quarterly report on Form 10-Q for the third quarter 2007, HTCC determined that certain stock option awards previously treated as “Equity Awards” under SFAS 123R, “Share-Based Payment” should be classified as “Liability Awards”.  Following a thorough review of these matters in consultation with HTCC’s former independent public accounting firm, HTCC concluded that it would be necessary to adjust its 2006 financial statements to reflect these changes.  HTCC will file a second amendment to its 2006 Annual Report on Form 10-K to account for such adjustments.  The restatement has no effect on HTCC’s cash flows or liquidity.  HTCC's Quarterly Report on Form 10-Q for the period ended September 30, 2007 has already been adjusted to reflect the corrections for the three and nine month periods ended September 30, 2006.  HTCC expects to file the second amendment to its 2006 Annual Report as soon as reasonably practicable.

COMMENTS FROM MARTIN LEA

Commenting on the financial results, Martin Lea, HTCC's President and CEO stated, "I am pleased to report that the integration of HTCC and Invitel continues to meet our expectations.  I am satisfied with the financial results of the combined group in the third quarter.  We expect to see continued growth in our Mass Market Broadband Internet business as well as in the Business and Wholesale segments outside our historic concession areas.  In line with our stated strategy, we were happy to announce the closing of the acquisition of Tele2’s Hungarian operations. This substantially further increases our residential customer base. I look forward to providing further information during our upcoming conference call to discuss the third quarter results."

Q3 CONFERENCE CALL

On Thursday, November 15, 2007 (at 14:00 UK time, 15:00 CET, 9:00 AM ET), the CEO and CFO of HTCC will host a conference call to discuss its financial results for the third quarter 2007.  You can participate in the conference call by dialling +44 207-190-1232 (UK), 0800-358-5260 (UK toll free), +1-480-629-9563 (International) or +1-888-595-4228 (U.S. toll free) and referencing “Hungarian Telephone and Cable Corp.”.  You can access a web cast of the call on the HTCC web site at www.htcc.hu/investor relations.  The web cast will be archived for 30 days.
In addition, a replay will be available two hours after the call has ended and through November 22, 2007.  To access the replay of the call, in the UK please dial +44-207-154-2833 or 0800-358-3474 (toll free).  In the U.S. please dial +1-800-406-7325 or internationally dial +1-303-590-3030 and enter the access code 3804799.
HTCC's financial information for the third quarter will be posted on its web site at www.htcc.hu/investor relations.

NON-GAAP FINANCIAL MEASURES

HTCC has included certain non-GAAP financial measures, including Pro-forma Adjusted EBITDA, in this press release.  A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable financial measures calculated and presented in accordance with GAAP is included in a table that follows.  The non-GAAP financial measures referred to in this press release are by definition not a measure of financial performance or financial condition under generally accepted accounting principles and are not alternatives to operating income or net income/loss reflected in the statement of operations and are not necessarily indicative of cash available to fund all cash flow needs.  These non-GAAP financial measures used by HTCC may not be comparable to similarly titled measures of other companies.

Management uses these non-GAAP financial measures for various purposes including: measuring and evaluating the Company’s financial and operational performance and its financial condition; making compensation decisions; planning and budgeting decisions; and financial planning purposes.  HTCC believes that presentation of these non-GAAP financial measures is useful to investors because it (i) reflects management’s view of core operations and cash flow generation and financial condition upon which management bases financial, operational, compensation and planning decisions and (ii) presents a measurement that equity and debt investors and lending banks have indicated to management is important in assessing HTCC's financial performance and financial condition.  While HTCC utilizes these non-GAAP financial measures in managing its business and believes that they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings.  In particular, Pro-forma Adjusted EBITDA does not take into account changes in working capital and financial statement items below income from operations, and the resultant effect of these items on HTCC's cash flow.  Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.
The information in this press release should be read in conjunction with the financial statements and footnotes contained in HTCC's documents filed with the U.S. Securities and Exchange Commission.

ABOUT HUNGARIAN TELEPHONE AND CABLE CORP.

Hungarian Telephone and Cable Corp. is the number one alternative and the second largest fixed line telecommunications and broadband Internet Services Provider in the Republic of Hungary with more than 1 million customers in Hungary.  In addition to delivering voice, data and Internet services in Hungary, it is also a major player in the Central and Eastern European wholesale telecommunications market.

Note: This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These and all forward-looking statements are only predictions or statements of current plans that are constantly under review by the Company.  Such statements are qualified by important factors that may cause actual results to differ from those contemplated, including as a result of those factors detailed from time to time in the Company’s Securities and Exchange Commission filings. The foregoing information should be read in conjunction with the company’s filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

Hungarian Telephone and Cable Corp. Financial Highlights (in millions, except per share data) Statements of Operations
	Three Months Ended September 30, 2007 (unaudited)	Three Months Ended September 30, 2006 (unaudited) (as restated)	Nine Months Ended September 30, 2007 (unaudited)	Nine Months Ended September 30, 2006 (unaudited) (as restated)

Mass Market Voice	$33.8	$9.8	$68.1	$25.7
Business	42.0	19.1	85.2	51.3
Mass Market Internet	11.5	0.9	21.0	2.2
Wholesale	28.8	17.5	83.8	60.7
Total Revenue	116.1	47.3	258.1	139.9

Cost of Sales	57.5	25.0	124.3	71.8

Gross Margin	58.6	22.3	133.8	68.1

Income from Operations	13.3	7.6	29.5	21.7

Interest Expense	19.2	3.3	37.3	10.4

Gains (losses) on derivative financial instruments	6.6	(0.8)	(59.3)	2.3

Gains (losses) from fair value changes of warrants	--	(1.6)	(15.1)	1.2

Net income (loss) attributable to common stockholders	(11.2)	4.7	(82.0)	1.3

Net income (loss) per common share (diluted)	$(0.68)	$0.33	$(5.40)	$0.06

Hungarian Telephone and Cable Corp. Financial Highlights (in millions, except per share data) Balance Sheets

	Period Ended	Period Ended
	September 30,	December 31,
	2007	2006
	(unaudited)	(unaudited)
		(as restated)

Current Assets	$116.6	$79.6
Property, Plant and Equipment, net	675.7	180.3
Total Assets	1,077.3	332.6

Total Current Liabilities	185.8	129.4
Long Term Debt	788.6	115.4
Total Stockholders Equity	58.0	78.7
Total Liabilities and
Stockholders Equity	$1,077.3	$332.6

The following table presents unaudited summarized pro-forma consolidated financial information of HTCC and Invitel, on a pro-forma basis, as though the companies had been combined at the beginning of the respective periods:

	Three months ended September 30		Nine months ended September 30
	2007 Pro-forma	2006 Pro-forma	2007 Pro-forma	2006 Pro-forma
	(in thousands)
Revenue	$117,227	$108,358	$343,917	$322,467
Adjusted EBITDA (1)	48,031	39,525	137,345	119,773
Net income (loss)	(3,123)	989	(77,175)	(79,345)
Annualized Adjusted EBITDA (2)	192,124	158,100
Leverage (3)	3.2x	3.7x
Leverage (including non cash-pay debt) (4)	4.2x	4.8x

			September 30, 2007	December 31, 2006
			(in thousands)
Cash and cash equivalents			$24,991	$43,518
Cash-pay third party debt (5)			631,646	634,393
Third party debt (including non cash-pay debt) (6)			823,130	801,862
Net cash-pay third party debt (7)			606,655	590,875
Net third party debt (including non cash-pay debt) (8)			798,139	758,344

Reconciliation of Non-GAAP Financial Measures:

(1) Pro-forma Adjusted EBITDA is reconciled to net income as follows:

	Three months ended September 30		Nine months ended September 30
	2007 Pro-forma	2006 Pro-Forma	2007 Pro-forma	2006 Pro-Forma
	(in thousands)
Adjusted EBITDA	$48,031	$39,525	$137,345	$119,773
Cost of restructuring	(1,107)	717	(6,875)	(898)
Integration costs	(5,135)	(1,573)	(6,160)	(1,573)
SEC related expenses	(1,909)	(972)	(2,929)	(1,272)
Other one-off items	167	(539)	(4,010)	(3,165)
EBITDA	$40,047	$37,158	$117,371	$112,865
Income taxes	(3,302)	(3,282)	5,149	11,161
Minority interest	(1)	(2)	4	2
Preferred stock dividend	(21)	(27)	(73)	(79)
Financing expenses, net	(9,683)	(15,351)	(50,352)	(54,241)
Foreign exchange gains (losses), net	(8,073)	12,246	5,084	(37,102)
Gains (losses) on derivatives	6,583	(5,504)	(58,397)	(55,211)
Gains (losses) on warrants	-	(1,550)	(15,075)	1,175
Depreciation and amortization	(28,674)	(22,700)	(80,887)	(57,916)
Net income (loss)	$(3,124)	$988	$(77,176)	$(79,346)

(2)	Pro-forma Annualized Adjusted EBITDA is calculated as Pro-forma Adjusted EBITDA for the quarter ended September 30, 2007 multiplied by 4.

(3)	Pro-forma Leverage is calculated as net cash-pay third party debt as described under (7) divided by Pro-forma Annualized Adjusted EBITDA a described under (2).

(4)	Pro-forma Leverage (including non cash-pay debt) is calculated as net third party debt as described under (8) divided by Pro-forma Annualized Adjusted EBITDA a described under (2).

(5)	Cash-pay third party debt includes short and long term debt and liabilities relating to financial leases but excludes liabilities relating to derivative financial instruments.

(6)
Third party debt (including non cash-pay debt) includes short and long term debt, the 2006 PIK Notes and liabilities relating to financial leases but excludes liabilities relating to derivative financial instruments.

(7)	Net cash-pay third party debt equals cash-pay third party debt calculated as described under (5) less cash and cash equivalents.

(8)	Net third party debt (including non cash-pay debt) equals third party debt calculated as described under (6) less cash and cash equivalents.

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